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                                                                     EXHIBIT 4.1


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                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                                 ---------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of April 30, 2002

             Supplementing the Indenture dated as of March 11, 1998

                                 ---------------

                              JPMORGAN CHASE BANK,
                                   as Trustee



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                          THIRD SUPPLEMENTAL INDENTURE


         This Third Supplemental Indenture dated and effective as of April 30, 2002 (the "Third Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), each of the parties identified under the caption "Existing Subsidiary Guarantors" on the signature pages hereof (the "Existing Subsidiary Guarantors"), each of the parties identified under the caption "New Subsidiary Guarantors" on the signature pages hereof (the "New Guarantors") and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee"), formerly known as The Chase Manhattan Bank and successor by merger to Chase Bank of Texas, National Association.

                RECITALS OF THE COMPANY AND SUBSIDIARY GUARANTORS

         WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998 by and among the Company, the Trustee and the Subsidiary Guarantors (as supplemented by the First and Second Supplemental Indentures, the "1998 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 9 3/4% Senior Notes due 2006, Series D (the "Notes") and pursuant to which the Existing Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company ; and

         WHEREAS, Section 9.01(a)(vi) and (vi) of the 1998 Indenture provides that under certain conditions the Company and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 1998 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in
Section 10.02 of the 1998 Indenture or to evidence the succession of another Person to any Existing Subsidiary Guarantor pursuant to Section 10.04 of the 1998 Indenture and the assumption by any such additional Subsidiary Guarantor of the covenants and agreements of such Subsidiary Guarantor contained in the 1998 Indenture and in the Subsidiary Guarantee of such Subsidiary Guarantor and to release a Subsidiary Guarantor pursuant to Section 10.05;

         WHEREAS, the Company has determined that the New Guarantors are required to be added as Subsidiary Guarantors pursuant to Section 10.02 of the 1998 Indenture as a result of said New Guarantors having guaranteed the Indebtedness of the Company under the Senior Credit Facility;

         WHEREAS, Section 10.02 of the 1998 Indenture provides that as a result of said actions the following is required: (i) the execution and delivery by the New Guarantors of this Third Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the 1998 Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution of a Subsidiary Guarantee of the Notes by the New Guarantors; and

         WHEREAS, the Company has determined that certain Subsidiary Guarantors should be released from their obligations under the Indenture and its respective Subsidiary Guarantee as a result of being merged into an Existing Subsidiary Guarantor; and

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by a Board Resolution of the respective Boards of the Company, the Existing Subsidiary Guarantors and each of the New Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture valid and binding upon the Company, the Existing Subsidiary Guarantors and the New


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Guarantors, and enforceable against the Company, the Existing Subsidiary
Guarantors and the New Guarantors in accordance with its terms, have been performed and fulfilled.

         NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:

                                    ARTICLE I

                                 NEW GUARANTORS

         Section 1.1. New Guarantors. The New Guarantors, by execution and delivery of this Third Supplemental Indenture, hereby agree to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         Section 1.2. Guarantee of Each New Guarantor. Attached as Exhibit A and incorporated herein by reference is the Subsidiary Guarantee of each New Guarantor in the form prescribed in the 1998 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company, in accordance with the terms set out in the Subsidiary Guarantee.

                                   ARTICLE II

                              RELEASE OF GUARANTORS

         Section 2.1 Merger of Guarantors. On or about July 31, 1998, Hercules Rig Corp. merged into Hercules Offshore Corporation and Parker Drilling Offshore Company merged into Hercules Offshore Corporation in accordance with Section 10.04.

         Section 2.2 Release of Guarantors. Because Hercules Offshore Corporation, now Parker Drilling Offshore Corporation, is an Existing Guarantor, and has executed a supplemental indenture to the Indenture and a Subsidiary Guarantee, Hercules Rig Corp. and Parker Drilling Offshore Company are hereby released from any further obligations under the Indenture and their respective Subsidiary Guarantees in accordance with Section 10.05.

                                   ARTICLE III

                    PARTICULAR REPRESENTATIONS AND COVENANTS

         Section 3.1. Authority. The Company and each Existing Subsidiary Guarantor is duly authorized by a resolution of its respective Board of Directors to execute and deliver this Third Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

         Section 3.2. Correctness of Recitals. The Company and each Existing Subsidiary Guarantor represent and warrant that all recitals and statements in this Third Supplemental Indenture are true and correct.

                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

         Section 4.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.


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         Section 4.2 Responsibility for Recitals. The recitals and statements contained in this Third Supplemental Indenture shall be taken as recitals and statements of the Company, the Existing Subsidiary Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized to deliver it.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.1 Relation to the 1998 Indenture. This Third Supplemental Indenture shall become effective immediately upon execution and delivery. All terms and conditions in it shall form a part of the 1998 Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the 1998 Indenture. The 1998 Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Third Supplemental Indenture. The 1998 Indenture and the Third Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not defined in this Third Supplemental Indenture have the meaning ascribed to such terms in the 1998 Indenture.

         Section 5.2 Execution in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         Section 5.3 Governing Law. The internal laws of the State of New York shall govern and be used to construe this Third Supplemental Indenture and the new notations of Subsidiary Guarantees executed and delivered pursuant to it.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

                                        PARKER DRILLING COMPANY


                                        By:     /s/ James J. Davis
                                           ------------------------------------
                                        Name:   James J. Davis
                                        Title:  Sr. Vice President-Finance and
                                                Chief Financial Officer


                                        JPMORGAN CHASE BANK, as Trustee


                                        By:    /s/ Mauri J. Cowen
                                           ------------------------------------
                                        Name:  Mauri J. Cowen
                                        Title: Vice President and Trust Officer


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                            EXISTING SUBSIDIARY GUARANTORS:

                            Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                            Parker Drilling Company Limited (Oklahoma)
                            Choctaw International Rig Corp.
                            Parker Drilling Company of New Guinea, Inc.
                            Parker Drilling Company North America, Inc.
                            Parker-VSE, Inc.  (formerly Vance Systems
                               Engineering, Inc.)
                            DGH, Inc.
                            Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                               Limited)
                            Parker Technology, L.L.C.
                            Parker Technology, Inc.
                            Parker Drilling U.S.A. Ltd.
                            Parker Drilling Offshore Corporation (formerly
                               Hercules Offshore Corporation)
                            Parker Drilling Offshore International, Inc.


                            By:    /s/ David W. Tucker
                               ------------------------------------------------
                            Name:  David W. Tucker
                            Its:   Vice President & Treasurer

                            Quail Tools, L.L.P.

                            By:    /s/ James J. Davis
                               ------------------------------------------------
                            Name:  James J. Davis
                            Its:   Vice President & Treasurer

                            Parker Drilling Offshore USA, L.L.C. (formerly
                               Mallard Bay Drilling, L.L.C.)


                            By:    /s/ Bruce J. Korver
                               ------------------------------------------------
                            Name:  Bruce J. Korver
                            Its:   Vice President-Finance



                            NEW GUARANTORS:

                            Anachoreta, Inc.
                            Pardril, Inc.
                            Parker Aviation, Inc.
                            Parker Drilling (Kazakhstan), Ltd.
                            Parker Drilling Company of Niger
                            Parker North America Operations, Inc.
                            Selective Drilling Corporation
                            Universal Rig Service Corp.


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                            By: /s/ David W. Tucker
                               ------------------------------------------
                            Name:  David W. Tucker
                            Its:   Vice President & Treasurer


                            Parker Drilling Management Services, Inc.
                            Creek International Rig Corp.


                            By: /s/ Bruce J. Korver
                               ------------------------------------------
                            Name:  Bruce J. Korver
                            Its:   Vice President & Treasurer


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